UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 North Galayda Street

Houston, TX 77086

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Dunn Employment Agreement

On August 9, 2016, Independence Contract Drilling, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to the Amended and Restated Executive Employment Agreement dated August 13, 2014, between the Company and Byron Dunn, the Company’s President and Chief Executive Officer. The purpose of the Amendment was to amend the covenant not to compete under Mr. Dunn’s employment agreement as follows:

(i)	increase the non-compete period from one year to two years, except that if Mr. Dunn’s employment with the Company is terminated in connection with a change of control, the non-compete period is increased to three years;

(ii)	provide that the covenant not to compete would apply in all instances in which Mr. Dunn’s employment with the Company is terminated.

The information in this Item 5.02 does not constitute a complete summary of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events

Appointment of Vice President of Operations

Effective August 4, 2016, Philip A. Dalrymple, age 37, was appointed our Vice President - Operations. Mr. Dalrymple joined the Company in January of 2013 and has served in increasing roles of responsibility, including Drilling Superintendent from January of 2013 until October of 2013 and Operations Manager from November 2013 until his promotion to Vice President - Operations. Prior to joining the Company, Mr. Dalrymple was employed at Rowan Companies, most recently as lead project engineer overseeing construction of offshore drilling rigs from 2010 until 2013. From 2000 until 2010, Mr. Dalrymple served in increasing roles of responsibility in Rowan’s drilling operations, including rig manager and safety specialist within Rowan’s drilling operations. Mr. Dalrymple earned a B.S. in mechanical engineering from Texas A&M University - College Station.

Appointment of Executive Vice President

Effective August 4, 2016, Philip A. Choyce was assigned the title of Executive Vice President and Chief Financial Officer. Mr. Choyce previously held the title of Senior Vice President and Chief Financial Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment dated August 9, 2016, to the Amended and Restated Employment Agreement dated August 13, 2014 (the “Employment Agreement”), by and among Independence Contract Drilling, Inc. and Byron A. Dunn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: August 10, 2016	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment dated August 9, 2016, to the Amended and Restated Employment Agreement dated August 13, 2014 (the “Employment Agreement”), by and among Independence Contract Drilling, Inc. and Byron A. Dunn.